Exhibit 99.1

VistaGen Therapeutics Reports Third Quarter Fiscal 2018 Financial Results

South San Francisco, CA (February 12, 2018) – VistaGen Therapeutics, Inc. (NASDAQ: VTGN), a clinical-stage biopharmaceutical company focused on developing new generation medicines for depression and other central nervous system (CNS) disorders, today reported financial results for its third fiscal quarter ended December 31, 2017.

“Building on our significant progress last quarter, our team is prepared and eager to launch, during the current quarter, our AV-101 Phase 2 clinical development program, initially focused on adjunctive treatment of Major Depressive Disorder patients with an inadequate response to standard, FDA-approved antidepressants. This year has the potential to be transformative for VistaGen and the millions of depression patients seeking new generation treatment options that are fundamentally different from all currently available therapies,” commented Shawn Singh, Chief Executive Officer of VistaGen.

Financial Results for the Fiscal Quarter Ended December 31, 2017:
Net loss attributable to common stockholders for the fiscal quarter ended December 31, 2017 was approximately $3.5 million, compared to $2.9 million for the fiscal quarter ended December 31, 2016.

Research and development expense totaled approximately $1.6 million for the fiscal quarter ended December 31, 2017, compared with approximately $1.6 million for the fiscal quarter ended December 31, 2016. Research and development expense was primarily attributable to the Company's development of AV-101, its oral, new generation CNS drug candidate initially focused on displacing adjunctive atypical antipsychotics in the current Major Depressive Disorder (MDD) treatment paradigm, including final preparations to launch its AV-101 MDD Phase 2 adjunctive treatment study in patients with an inadequate response to standard FDA-approved antidepressants.

General and administrative expense was approximately $1.3 million in the fiscal quarter ended December 31, 2017, compared to approximately $2.3 million in the fiscal quarter ended December 31, 2016. The decrease was primarily attributable to decreased professional services expenses, a decrease in noncash expense attributable to grants of common stock for services, and a decrease in noncash warrant modification expense, partially offset by increased salary and benefits and noncash stock compensation expenses.

At December 31, 2017, the Company had cash and cash equivalents of approximately $13.0 million, compared to approximately $2.9 million at March 31, 2017.

About VistaGen
VistaGen Therapeutics, Inc. (NASDAQ: VTGN), is a clinical-stage biopharmaceutical company focused on developing new generation medicines for depression and other CNS disorders. VistaGen’s lead CNS product candidate, AV-101, is in Phase 2 development, initially as a new generation oral antidepressant drug candidate for MDD. AV-101's mechanism of action is fundamentally different from all FDA-approved antidepressants and atypical antipsychotics used adjunctively to treat MDD, with potential to drive a paradigm shift towards a new generation of safer and faster-acting antidepressants. AV-101 is currently being evaluated by the U.S. National Institute of Mental Health (NIMH) in a small Phase 2 monotherapy study in MDD being fully funded by the NIMH and conducted by Dr. Carlos Zarate Jr., Chief, Section on the Neurobiology and Treatment of Mood Disorders and Chief of Experimental Therapeutics and Pathophysiology Branch at the NIMH. VistaGen is preparing to launch a 180-patient Phase 2 study of AV-101 as an adjunctive treatment for MDD patients with an inadequate response to standard, FDA-approved antidepressants. Dr. Maurizio Fava of Harvard University is the Principal Investigator of the VistaGen’s AV-101 MDD Phase 2 adjunctive treatment study. AV-101 may also have the potential to treat multiple CNS disorders and neurodegenerative diseases in addition to MDD, including neuropathic pain, epilepsy, Huntington’s disease, Parkinson’s disease levodopa-induced dyskinesia (PD LID) and other CNS diseases and disorders where modulation of the NMDA receptors, activation of AMPA pathways and/or key active metabolites of AV-101 may achieve therapeutic benefit.

For more information, please visit www.vistagen.com and connect with VistaGen on:
Twitter
LinkedIn
Facebook

Forward-Looking Statements
The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to the successful launch, continuation and results of the NIMH’s Phase 2 (MDD monotherapy) and/or the Company’s planned Phase 2 (MDD adjunctive treatment) clinical studies of AV-101, allowance of patent applications and continued protection of its intellectual property, and the availability of substantial additional capital to support its operations, including the AV-101 Phase 2 clinical development activities described above. These and other risks and uncertainties are identified and described in more detail in VistaGen’s filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC’s website at www.sec.gov. VistaGen undertakes no obligation to publicly update or revise any forward-looking statements.

Company Contact
Mark A. McPartland
VistaGen Therapeutics Inc.
Phone: +1 (650) 577-3600
Email: IR@vistagen.com

Investor Contact:
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: +1 (212) 896-1254/+1 (212) 896-1267
Email: VistaGen@KCSA.com

VISTAGEN THERAPEUTICS
Condensed Consolidated Balance Sheets
Amounts in Dollars

	December 31,	March 31,
	2017	2017
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$13,031,800	$2,921,300
Prepaid expenses and other current assets	940,400	456,600
Total current assets	13,972,200	3,377,900
Property and equipment, net	222,800	286,500
Security deposits and other assets	47,800	47,800
Total assets	$14,242,800	$3,712,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$509,300	$867,300
Accrued expenses	770,900	443,000
Current notes payable	43,700	54,800
Capital lease obligations	2,600	2,400
Total current liabilities	1,326,500	1,367,500

Non-current liabilities:
Accrued dividends on Series B Preferred Stock	2,344,400	1,577,800
Deferred rent liability	299,100	139,200
Capital lease obligations	10,000	11,900
Total non-current liabilities	2,653,500	1,728,900
Total liabilities	3,980,000	3,096,400

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at December 31, 2017 and March 31, 2017:
Series A Preferred, 500,000 shares authorized, issued and outstanding at December 31, 2017 and March 31, 2017	500	500
Series B Preferred; 4,000,000 shares authorized at December 31, 2017 and March 31, 2017; 1,160,240
shares issued and outstanding at December 31, 2017 and March 31, 2017	1,200	1,200
Series C Preferred; 3,000,000 shares authorized at December 31, 2017 and March 31, 2017;
2,318,012 shares issued and outstanding at December 31, 2017 and March 31, 2017	2,300	2,300
Common stock, $0.001 par value; 100,000,000 and 30,000,000 shares authorized at December 31, 2017 and
March 31, 2017, respectively; 22,723,504 and 8,974,386 shares issued and outstanding at December 31, 2017
and March 31, 2017, respectively	22,700	9,000
Additional paid-in capital	166,669,200	146,569,600
Treasury stock, at cost, 135,665 shares of common stock held at December 31, 2017 and March 31, 2017	(3,968,100)	(3,968,100)
Accumulated deficit	(152,465,000)	(141,998,700)
Total stockholders’ equity	10,262,800	615,800
Total liabilities and stockholders’ equity	$14,242,800	$3,712,200

VISTAGEN THERAPEUTICS
STATEMENT OF OPERATIONS
Amounts in Dollars, except share amounts

UNAUDITED

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Sublicense revenue	$-	$1,250,000	$-	$1,250,000
Total revenues	-	1,250,000	-	1,250,000
Operating expenses:
Research and development	1,601,800	1,611,000	5,124,600	4,042,800
General and administrative	1,266,000	2,276,600	4,997,400	4,907,800
Total operating expenses	2,867,800	3,887,600	10,122,000	8,950,600
Loss from operations	(2,867,800)	(2,637,600)	(10,122,000)	(7,700,600)
Other expenses, net:
Interest expense, net	(2,000)	(900)	(7,700)	(3,700)
Loss on extinguishment of accounts payable	(135,000)	-	(135,000)	-

Loss before income taxes	(3,004,800)	(2,638,500)	(10,264,700)	(7,704,300)
Income taxes	-	-	(2,400)	(2,400)
Net loss and comprehensive loss	(3,004,800)	(2,638,500)	(10,267,100)	(7,706,700)

Accrued dividend on Series B Preferred stock	(263,000)	(237,700)	(766,600)	(1,018,500)
Deemed dividend from trigger of down round
provision feature	(199,200)	-	(199,200)	-
Deemed dividend on Series B Preferred Units	-	-	-	(111,100)

Net loss attributable to common stockholders	$(3,467,000)	$(2,876,200)	$(11,232,900)	$(8,836,300)

Basic and diluted net loss attributable to common
stockholders per common share	$(0.25)	$(0.34)	$(1.03)	$(1.23)

Weighted average shares used in computing basic
and diluted net loss attributable to common
stockholders per common share	13,895,642	8,381,824	10,947,556	7,181,307